As filed with the Securities and Exchange Commission on July 3,
1997
                                 Registration No. 333-_________


                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM S-3
                      REGISTRATION STATEMENT
                  UNDER THE SECURITIES ACT OF 1933


                        SUN BANCORP, INC.
                  ----------------------------
       (Exact name of Registrant as specified in its charter)

        Pennsylvania                            23-2233584
-------------------------------            -------------------
(State or other jurisdiction of             (I.R.S. Employer
 incorporation or organization)              Identification
                                              Number)


     Sun Bancorp, Inc.                     Fred W. Kelly, Jr.
  2-16 South Market Street                President and Chief
    Post Office Box 57                     Executive Officer
Selinsgrove, Pennsylvania 17870            SUN BANCORP, INC.
     (717) 374-1131                     2-16 South Market Street
                                           Post Office Box 57
                                        Selinsgrove, Pennsylvania
                                                 17870
-------------------------------        --------------------------
(Address, including ZIP Code, and       (Name, address, including
 telephone number, including area       ZIP Code, and telephone
 code, of registrant's                  number, including area
 principal executive offices)           code, of agent for service)


                        With a Copy to:
                  Nicholas Bybel, Jr., Esquire
                   B. Tyler Lincoln, Esquire
                    SHUMAKER WILLIAMS, P.C.
          Post Office Box 88, Harrisburg, Pennsylvania 17108
                       (717) 763-1121

Approximate date of commencement of the proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. __

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X
                               ---

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act
Registration Statement number of the earlier effective
Registration Statement for the same offering. __

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. __

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ___

               CALCULATION OF REGISTRATION FEE


Title of Each Class           Amount         Proposed Maximum
 of Securities to             to be            Offering Price
to be Registered             Registered          Per Share


Common Stock par value        565,384             $36.50
 $1.25 per share


Title of Each Class         Proposed Maximum      Amount of
 of Securities to             Aggregate          Registration
to be Registered            Offering Price<F1>       Fee


Common Stock par value       $20,636,516          $6,253.49
 $1.25 per share


<F1> Estimated solely for the purpose of determining the
registration fee. Calculated in accordance with Rule 457(c) and based upon the average of the bid and asked price of the Common
Stock on July 1, 1997.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

PROSPECTUS

                      SUN BANCORP, INC.

               565,384  SHARES OF COMMON STOCK
                       PAR VALUE $1.25
             __________________________________

     This Prospectus relates to the public offering, which is not being underwritten, of 565,384 shares of Common Stock, par value $1.25 per share (the "Common Stock"), of Sun Bancorp, Inc. ("Sun" or the "Registrant"), which may be offered from time to time by F.N.B. Corporation ("FNB" or the "Selling Shareholder"), for its own benefit. The Common Stock to which this Prospectus relates was issued to the Selling Shareholder in connection with the acquisition by Sun of all of the capital stock of Bucktail Bank and Trust Company ("Bucktail"), pursuant to an Agreement and Plan of Reorganization, dated November 6, 1996, among Sun, Sun's wholly-owned subsidiary, Sun Bank, FNB and Bucktail (the "Agreement"). Such acquisition of shares is referred to herein as the "Acquisition" and the shares of Common Stock so acquired are referred to herein as "Acquisition Shares." The Common Stock issued to the Selling Shareholder in the Acquisition was issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) thereof and, Rule 506, promulgated thereunder. None of the shares offered pursuant to this Prospectus have been registered prior to the filing of the Registration Statement of which this Prospectus is a part. Sun will receive no part of the proceeds of such sale or sales.

     The Selling Shareholder intends to sell the shares offered hereby from time to time in the over-the-counter market at prices prevailing therein, in individually negotiated transactions at such prices as may be agreed upon, or in a combination of such methods of sale. Sun will bear no expenses in connection with any sale or other distribution of the shares by the Selling Shareholder other than expenses of preparation of this Prospectus and the related Registration Statement of which it is a part.
The Selling Shareholder will bear any selling commissions, stock transfer taxes, and fees and disbursements of its counsel relating to such sale and distribution and any other selling expenses. To the extent required, the specific shares of Common Stock to be sold, the names of any agent, dealer or underwriter and any applicable commission or discount with respect to any particular offer is set forth herein or will be set forth in an accompanying Prospectus Supplement. See "Selling Shareholder" and "Plan of Distribution." Sun's Common Stock is traded on the Nasdaq National Market System under the symbol SUBI. Last reported sales price of the Common Stock on the Nasdaq on July 1, 1997, was $36.12 per share.

SEE "RISK FACTORS" ON PAGE 6 FOR INFORMATION THAT SHOULD BE
CONSIDERED BY PROSPECTIVE INVESTORS.

     The Selling Shareholder and any broker executing sell orders on behalf of the Selling Shareholder may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Commissions received by any such broker may be deemed to be underwriting commissions under the Securities Act. See "Plan of Distribution" for information or writing to indemnification of the Selling Shareholder.

                     ______________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     _______________________

     This Prospectus may not be used to consummate sales of offered securities unless accompanied by a Prospectus Supplement.

                      _______________________


           The date of this Prospectus is July ___, 1997

     NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SUN OR THE SELLING SHAREHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SHARES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN AS CORRECT IS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                     AVAILABLE INFORMATION

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by Sun with the Securities and Exchange Commission (the "Commission") under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Sun and the shares of Common Stock offered hereby, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of any document are not necessarily complete, and each such statement is qualified in its entirety by reference to the copy of such document filed with the Commission.

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy
statements and other information with the Commission.   Such
reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C., and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, New York, New York 10048, and Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Chicago, IL 60661. Copies of such material can be obtained from the Public Referenced Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed fees. The Sun Common Stock is quoted on the Nasdaq National Market. Reports, proxy and information statements and other information concerning Sun may be inspected at the Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006. The Commission maintains a World Wide Web Site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.com.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Sun with the Commission are hereby incorporated by reference in this Prospectus:

     (a)  Annual Report on Form 10-K for the year ended December
31, 1996;

     (b)  Quarterly Report on Form 10-Q for the quarter ended
March 31, 1997;

     (c) Current Report on Form 8-K, dated June 30, 1997, and filed with the Commission on July ___, 1997; and

     (d) The description of the Corporation's Common Stock which appears at pages 19 through 21 of the Corporation's Prospectus, which forms a part of the Corporation's Registration Statement on Form S-14, Registration No. 2-81484, filed with the Commission on January 25, 1983.

     Financial and other information included in the reports incorporated by reference herein do not reflect stock splits or dividends declared subsequent to the respective dates of such reports.

     All reports filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Sun hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such document). Requests for such documents should be submitted to:

                                Jeffrey E. Hoyt, Secretary
                                Sun Bancorp, Inc.
                                2-16 South Market Street
                                Selinsgrove, Pennsylvania 17870
                                (717) 374-1131

                       SUN BANCORP, INC.

     The following information, relating to Sun, is qualified, in its entirety, by the more detailed information and the Consolidated Financial Statements and the Notes thereto, appearing in the documents incorporated by reference herein.

     Sun is a bank holding company, incorporated under the laws of the Commonwealth of Pennsylvania and registered under the Bank Holding Company Act of 1956, as amended, on November 26, 1982. Sun acquired the Snyder County Trust Company in June 1983, and The Watsontown Bank, in November 1987. On December 1, 1993, the two subsidiary banks merged under the name Sun Bank. Sun Bank continues to do business under the name Snyder County Trust Company, incorporated as Sun Bank and under the name The Watsontown Bank, incorporated as Sun Bank. Sun incorporated Pennsylvania SUN Life Insurance Company ("SUN Life"), a credit, life and disability insurance company, in 1993, under the laws of the State of Arizona. Sun is a limited partner in two partnerships for the purpose of building, owning and operating affordable elderly apartment complexes in Sun's market area. As of March 31, 1997, Sun and its subsidiaries had total consolidated assets, deposits, and shareholders' equity of $372,641,000, $211,338,000 and $38,627,000, respectively.

     Sun Bank is a Pennsylvania chartered commercial bank, regulated by the Pennsylvania Department of Banking. Sun Bank provides full service commercial and retail banking services primarily in Central Pennsylvania. Sun Bank operates six banking offices and one trust services office, serving Snyder, Union, Northumberland and Lycoming Counties.

     Sun Bank offers a wide range of services, including demand deposit accounts, savings accounts, Christmas and all-purpose clubs, certificates of deposit, and individual retirement accounts, as well as, commercial loans, consumer loans, mortgage loans, and safe deposit services. Sun Bank also operates a trust department that provides full fiduciary services. Sun Bank operates eight automated teller machines throughout the service area, providing 24-hour banking service. Sun Bank's deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC") to the fullest amount permitted by law.

     SUN Life provides credit life and disability insurance to Sun Bank's credit customers and is subject to supervision and regulation by the Arizona Department of Insurance, the Insurance Department of the Commonwealth of Pennsylvania and the Board of Governors of the Federal Reserve System.

     Sun operates in a heavily regulated environment. Changes in laws and regulations affecting it and its subsidiaries may have an impact on its operations. Sun is subject to regulation and supervision by the Board of Governors of the Federal Reserve System and the Pennsylvania Department of Banking.

     The Principal executive offices of Sun are located at 2-16
South Market Street, Selinsgrove, Pennsylvania 17870, telephone
(717) 374-1131.

     Sun is a legal entity separate and distinct from its subsidiaries. Accordingly, the right of Sun and subsequently the right of creditors of Sun, to participate in any distribution of the assets or earnings of any subsidiary is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of Sun in its capacity as a creditor may be recognized. The principle source of Sun's revenue and cash flow is dividends from its subsidiaries. See "Supervision and Regulation-Restrictions on Capital Distributions" for a discussion of regulatory and other restrictions on the ability of the subsidiaries to pay dividends to Sun.

                  FORWARD-LOOKING STATEMENTS

     This Prospectus and the documents incorporated herein by reference may contain forward-looking statements based on current expectations, estimates and projections about Sun's industry, management's belief, and assumptions made by management. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast; therefore, actual results may differ materially from those expressed or forecast in any such forward-looking statements. Such risks and uncertainties include, in addition to those set forth herein under "Risk Factors," those noted in the documents incorporated herein by reference. Sun undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                        RISK FACTORS

     The Common Stock offered hereby is speculative in nature and involves a high degree of risk. The following risk factors should be considered carefully in addition to the other information contained in this Prospectus and the documents incorporated by reference herein before purchasing the Common
Stock offered hereby:

Dependence on Key Personnel
---------------------------

     Sun's business success depends and will continue to depend, to a great extent upon the services of Fred W. Kelly, Jr., President and Chief Executive Officer, Jeffrey E. Hoyt, Executive Vice President and Chief Operating Officer, and upon the Board of Directors of Sun. As of May 31, 1997, Sun employed approximately 118 full-time equivalent employees. The loss of key personnel by Sun could have a material adverse affect upon the future prospects of Sun.

Intense Competition.
--------------------

     Sun operates in an extremely competitive environment. Sun Bank, Sun's wholly-owned subsidiary, a Pennsylvania chartered bank and trust company, competes against larger banks that dominate the commercial banking industry in Pennsylvania. By virtue of their larger capital bases, such institutions have substantially greater lending limits than Sun Bank and can perform certain functions for their customers, which Sun is not authorized to offer. In addition to commercial banks, Sun Bank also competes with other financial institutions, such as savings and loan associations, credit unions, money market funds, stock brokerage firms, insurance companies and others, in obtaining funds to loan and in making loans. Future competitors, including new commercial banks, may enter Sun Bank's market area. Sun Bank's strategy is to attract customers by providing personalized services and to use Sun Bank's Directors' business and personal contacts within the community. There can be no assurance that Sun Bank can successfully continue to pursue this strategy. Sun Bank and its holding company Sun, can not predict the effect of competition on their ability to gain market acceptance and to operate profitably.

Dividend Restrictions
----------------------

     Sun's revenues result almost entirely from dividends paid to Sun by its subsidiaries. Sun's right, and consequently the right of creditors and shareholders of Sun, to participate in any distribution of assets or earnings of any subsidiary through the payment of such dividends or otherwise, is necessarily subject to prior claims of creditors of the subsidiary (including depositors, in the case of Sun Bank), except to the extent that Sun's claims in its capacity as creditor may be recognized. Dividend payments by Sun Bank to Sun are subject to the Pennsylvania Banking Code of 1965, as amended, and the FDIA. (See, Supervision and Regulation - Restrictions on Capital Distributions, set forth below.)

Economic Conditions and Related Uncertainties
----------------------------------------------

     Commercial banking is affected, directly and indirectly, by local, domestic and international economic and political conditions, and by governmental monetary and fiscal policies. Conditions such as inflation, recession, unemployment, volatile interest rates, tight money supply, scarce natural resources, real estate values, international conflicts and other factors beyond Sun's control can adversely affect the potential profitability of Sun. Future rising interest rates, while increasing the income yield on Sun Bank's earning assets, can adversely affect loan demand and, consequently, profitability of Sun Bank. Future decreases in interest rates can adversely affect Sun's profitability because any decrease can reduce the return that Sun Bank earns on its assets. Economic downturns could result in the delinquency of outstanding loans. Management does not expect any one particular factor to affect Sun Bank's success or failure.

Government Regulations
----------------------

     Sun is subject to extensive governmental supervision, regulation and control, and future legislation and government policy could adversely affect the commercial banking industry and the operations of Sun. (See, Supervision and Regulation, below.)

Possible Change of Regulations
------------------------------

     Sun's and Sun Bank's organization and operations are strictly regulated and supervised by various state and federal regulatory bodies, in accordance with applicable statutes and regulations. Prospective investors should be aware that the statutes and regulations governing financial institutions, in general, and the commercial banking industry, in particular, are in a state of continuous change and have been modified substantially during recent years. Such governing laws can be anticipated to continue to be the subject of modification, and management cannot predict what affect, if any, such modifications will have on the operations of Sun Bank and of Sun.

Control; Market Liquidity
-------------------------

     As of June 8, 1997, there were 3,535,203 shares of Sun Common Stock outstanding. Sun's directors and officers and their associates beneficially owned, in the aggregate, 446,401 shares of Common Stock, representing 12.55% of the total outstanding shares of Common Stock. As of the close of business on June 30, 1997, the Selling Shareholder beneficially held 595,931 shares of Common Stock, representing approximately 14.53% of the total outstanding shares of Common Stock.

     The ownership of a substantial percentage of the outstanding Common Stock by a limited number of shareholders may adversely affect the liquidity of the market for the Common Stock because only a limited number of shares are widely dispersed and likely to change hands. Stock prices in an illiquid market tend to increase and decrease in a more volatile manner than stock prices in a liquid market, because prices for a relatively small number of shares can have a significant impact on the price quoted for the Sun Common Stock. Sun is unable to estimate the number of shares of Sun Common Stock that may be sold in the future by any of its shareholders. Sales will depend on a number of factors, including the market price for the shares of Sun Common Stock and the circumstances applicable to each shareholder. The sale of a substantial block of shares of Sun Common Stock in the public market is likely to have an adverse impact on the market price of the shares of Sun Common Stock.

Indemnification Provisions for Directors
----------------------------------------

     Sun's Bylaws contain provisions limiting the liability of directors in connection with actions they may take as directors. Directors and officers are also insured against certain liabilities for monetary damages to the fullest extent permitted by Pennsylvania law. Among other things, such provisions may prevent Sun and Sun's shareholders from having a cause of action against the directors for monetary damages. Causes of action for self-dealing, willful misconduct or recklessness and claims for non-monetary relief, however, may be unaffected by such provisions. The restriction on monetary liability may discourage derivative litigation seeking such relief and, in the case of claims having merit, could reduce the recovery of monetary damages by Sun. One of the significant effects of the indemnification provisions in the Bylaws is to authorize indemnification against judgements and settlements in a derivative suit. As a result, damages assessed against a director to be paid to Sun would be, at least, reduced by the indemnification amounts owed by Sun to such persons. Sun, accordingly, would not receive any net benefit from such awards or settlement amounts and could incur a loss after indemnification payments are made. Management believes, however, that these provisions are appropriate because any possible economic loss to Sun should be offset by a reduction in the cost, to Sun, of defending baseless litigation, which may also be discouraged by these provisions of the Bylaws.

Trading Market
--------------

     The shares of Sun Common Stock are listed for trading on the National Association of Securities Dealers Automated Quotation System ( the"NASDAQ"). Sun cannot guarantee that it will continue to maintain its listing with the National Association of Securities Dealers and can give no assurance that the market for the Sun Common Stock will be maintained.

Loss on Dissolution and Termination
-----------------------------------

     In the event of dissolution and termination of Sun, the proceeds, if any, realized from liquidation of Sun's assets will be distributed only after satisfaction of all claims of creditors. Accordingly, the ability of a shareholder to recover all or any portion of his/her investment under such circumstances will depend on the amount of funds realized and the claims of creditors, depositors and others to be satisfied therefrom.

                 SUPERVISION AND REGULATION

     Various requirements and restrictions under the laws of the United States and the states in which Sun and its subsidiaries do business affect Sun and its subsidiaries.

General
-------

     Sun is a bank holding company subject to supervision and regulations by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended (the "BHCA"). As a bank holding company, Sun's activities and those of its banking and nonbanking subsidiary are limited to the business of banking and activities closely related or incidental to banking, Sun may not directly or indirectly acquire the ownership or control of more than 5% of any class of voting shares or substantially all assets of any company, including a bank, without the prior approval of the Federal Reserve Board.

     Sun's subsidiary bank, Sun Bank, is subject to supervision and examination by applicable federal and state banking agencies, the FDIC and Pennsylvania Department of Banking. Sun Bank is insured by, and therefore subject to regulations of the FDIC. In addition, Sun Bank is a Pennsylvania bank and trust company and a member of the Federal Reserve Board, subject to supervision and regulation by the Pennsylvania Department of Banking and the Federal Reserve Board. Sun Bank is also subject to requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restriction on types and amounts of loans that may be granted and the interest that may be charged thereon, and limitations on the types of investments that may be made and the types of services that may be offered. Various consumer laws and regulations also affect the operations of Sun Bank. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit available in order to influence the economy.

Holding Company Structure
-------------------------

     Sun Bank is subject to restrictions under federal law which limits the transfer of funds by Sun Bank to Sun and its nonbanking subsidiary, SUN Life, whether in the form of loans, other extensions of credit, investments or asset purchases. Transfers by a subsidiary bank to Sun or any nonbanking subsidiary are limited in an amount to 10% of the subsidiary bank's capital and surplus and, with respect to Sun, to an aggregate of 20% of Sun Bank's capital and surplus. Furthermore, such loans and extensions of credits are required to be secured in specified amounts, and all such transactions are required to be on an arms-length basis.

     The Federal Reserve Board has issued regulations under the BHCA that require a bank holding company to serve as a source of financial and managerial strength to subsidiary banks. As a result, the Federal Reserve Board, pursuant to regulations, may require Sun to stand ready to use its resources to provide adequate capital funds to Sun Bank, during periods of financial stress or adversity. This support may be required at times when, absent such regulations, the bank holding company might not otherwise provide such support. The Federal Reserve Board also has the authority to require a bank holding company to terminate any activity or relinquish control of a nonbank subsidiary (other than a nonbank subsidiary of a bank) upon the Federal Reserve Board's determination that such activity or control constitutes a serious risk to the financial soundness and stability of any bank subsidiary of a bank holding company.

     Under the Federal Deposit Insurance Act (the "FDIA"), a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to a commonly controlled depository institution in danger of default. Under the Federal Deposit Insurance Corporation Improvement Act of 1991, a bank holding company is required to guarantee the compliance of any insured depository institution subsidiary that may become "under capitalized" (as defined by regulations) with the terms of any capital restoration plan filed by such subsidiary with its appropriate federal banking agency, up to specified limits.

     Under the BHCA, the Federal Reserve Board has the authority to require a bank holding company to terminate any activity or relinquish control of a nonbank subsidiary (other than a nonbank subsidiary of a bank) upon the Federal Reserve Board's determination that such activity or control constitutes a serious risk to the financial soundness and stability of any bank subsidiary of the bank holding company.

     The BHCA prohibits Sun from acquiring direct or indirect control of more than 5% of the outstanding shares of any class of voting stock or substantially all of the assets of any bank or merging or consolidating with another bank holding company without prior approval of the Federal Reserve Board. Such a transaction would also require approval of the Pennsylvania Department of Banking. Pennsylvania law permits Pennsylvania bank holding companies to control an unlimited number of banks.

     Additionally, the BHCA prohibits Sun from engaging in or from acquiring ownership or control of more than 5% of the outstanding shares of any class of voting stock of any company engaged in a nonbanking business unless such business is determined by the Federal Reserve Board to be so closely related to banking as to be a proper incident thereto. The Federal Reserve Board can differentiate between nonbanking activities that are initiated by a bank holding company or subsidiary and activities that are acquired as a going concern. The BHCA does not place territorial restrictions on the activities of such nonbanking-related activities. Sun and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property, or furnishing of services.

     The Federal Reserve Board has determined, by regulation, that the following activities are permissible:

     (1) making, acquiring, or servicing loans or other extensions of credit for its own account or for the account of others;

     (2) operating an industrial bank, Morris Plan bank, or industrial loan company, in the manner authorized by state law, so long as the institution is not a bank;

     (3) operating as a trust company in the manner authorized by federal or state law so long as the institution is not a bank and does not make loans or investments or accept deposits, except as may be permitted by the Federal Reserve;

     (4) subject to limitations, acting as an investment or financial adviser (i) to a mortgage or real estate investment trust, (ii) to certain registered investment companies, (iii) by providing portfolio investment advice to other persons, (iv) by furnishing general economic information and advice, general economic statistical forecasting services, and industry studies,
(v) by providing financial advice to state and local governments, or (vi) by providing financial and transaction advice to corporations, institutions, and certain persons in connection with mergers, acquisitions, and other financial transactions;

     (5) subject to limitations, leasing real or personal property or acting as agent, broker, or adviser in leasing such property in accordance with prescribed conditions;

     (6) investing in corporations or projects designed primarily to promote community welfare;

     (7) providing to others data processing services and data transmission services, data bases, and facilities, within certain limitations;

     (8) subject to limitations, engaging in certain agency and underwriting activities with respect to credit insurance, and certain other insurance activities as permitted by the Federal
Reserve.

     (9) owning, controlling, or operating a savings association, if the savings association engages only in deposit-taking activities and lending and other activities that are permissible for bank holding companies under Federal Reserve regulations;

     (10) providing courier services for certain financial documents;

     (11) subject to limitations, providing management consulting advice to nonaffiliated bank and nonbank depository institutions;

     (12) retail selling of money orders and similar consumer-type payment instruments having a face value of $1,000 or less, selling U.S. Savings Bonds, and issuing and selling traveler's checks;

     (13) performing appraisals of real estate and personal property;

     (14) subject to limitations, acting as intermediary for the financing of commercial or industrial income-producing real estate by arranging for the transfer of the title, control, and risk of such a real estate project to one or more investors;

     (15)  providing certain securities brokerage services;

     (16) subject to limitations, underwriting and dealing in government obligations and certain other instruments;

     (17) subject to limitations, providing foreign exchange and transactional services;

     (18) subject to limitations, acting as a futures commission merchant for nonaffiliated persons;

     (19) subject to limitations, providing investment advice on financial futures and options to futures;

     (20) subject to limitations, providing consumer financial counseling;

     (21)  subject to limitations, tax planning and preparation;


     (22)  providing check guaranty services;

     (23)  subject to limitations, operating a collection agency;
and

     (24)  operating a credit bureau.

     Federal Reserve Board approval may be required before Sun or any nonbank subsidiary of Sun may begin to engage in any such activity and before any such business may be acquired.

Restrictions on Capital Distributions
-------------------------------------

     Sun is a legal entity separate and distinct from its subsidiaries. Sun's revenues (on a parent only basis) result almost entirely from dividends paid to Sun by its subsidiaries. Sun's right, and consequently the right of creditors and shareholders of Sun, to participate in any distribution of the assets or earnings of any subsidiary through the payment of such dividends or otherwise is necessarily subject to the prior claims of creditors of the subsidiary (including depositors, in the case of Sun Bank), except to the extent that Sun's claims in its capacity as creditor may be recognized.

     Dividend payments by Sun Bank to Sun are subject to the Pennsylvania Banking Code of 1965, as amended (the "Banking Code") and the FDIA. Under the Banking Code, no dividends may be paid except from "accumulated net earnings" (generally undivided profits). Under the FDIA, no dividends may be paid by an insured bank if the bank is in arrears in the payments of any insurance assessment due to the FDIC.

     State and federal regulatory authorities have adopted standards for the maintenance of adequate levels of capital by banks. Adherence to such standards further limits the ability of banks to pay dividends.

     The payment of dividends by any subsidiary bank may also be affected by other regulatory requirements and policies, such as the maintenance of adequate capital. If, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in, or is about to engage in, an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. The Federal Reserve Board and the FDIC have formal and informal policies that provide that insured banks and bank holding companies should generally pay dividends only out of current operating earnings, with some exceptions.
Sun anticipates that cash dividends will be paid on the same basis in the future as Sun has paid such dividends in the past. However, Sun can give no assurance that Sun's results of operations will permit the payment of dividends.

Capital Adequacy
----------------

     Bank holding companies are required to comply with the Federal Reserve Board's risk-based capital guidelines. The required minimum ratio of total capital to risk-weighted assets
(including certain off-balance sheet activities, such as standby letters of credit) is 8%. At least half (4%) of the total capital is required to be "Tier 1 capital," consisting principally of common shareholders' equity, noncumulative perpetual preferred stock, a limited amount of cumulative perpetual preferred stock, and minority interests in the equity accounts of consolidated subsidiaries, less certain intangible assets. The remainder ("Tier 2 capital") may consist of a limited amount of subordinated debt and intermediate-term preferred stock, certain hybrid capital instruments and other debt securities, perpetual preferred stock, and a limited amount of the general loan loss allowance. In addition to the risk-based capital guidelines, the Federal Reserve Board requires a bank holding company to maintain a minimum "leverage ratio."
This requires a minimum level of Tier 1 capital (as determined under the risk-based capital rules) to average total consolidated assets of 3% for those bank holding companies that have the highest regulatory examination ratings and are not contemplating or experiencing significant growth or expansion. All other bank holding companies are expected to maintain a ratio of at least 1% to 2% above the stated minimum. Further, the Federal Reserve
Board has indicated that it will consider a "tangible Tier 1 capital leverage ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities. The Federal Reserve Board has not advised Sun of any specific minimum leverage ratio applicable to Sun.

     Pursuant to FDICIA, the federal banking agencies have specified, by regulation, the levels at which an insured institution is considered "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," or "critically undercapitalized." Under these regulations, an institution is considered "well capitalized" if it has a total risk-based capital ratio of 10% or greater, a Tier 1 risk-based capital ratio of 6% or greater, a leverage ratio of 5% or greater, and is not subject to any order or written directive to meet and maintain a specific capital level. Sun and Sun Bank, at March 31, 1996, qualified as "well capitalized" under these regulatory standards.

                        USE OF PROCEEDS

     Sun will not receive any of the proceeds from the sale of the Common Stock by the Selling Shareholder. All proceeds from the sale of the Common Stock will be for the account of the Selling Shareholder, as described below. See "Selling Shareholder" and "Plan of Distribution," described below.

                       SELLING SHAREHOLDER

     The shares of Common Stock to be sold by the Selling Shareholder pursuant to this Prospectus represent shares issued to the Selling Shareholder by Sun in connection with the
Acquisition (the "Acquisition Shares").   As of June 30, 1997,
the Selling Shareholder, beneficially held 30,547 additional
shares of Common Stock.   The Registrant and the Selling
Shareholder entered into a Stock Investment Agreement, dated as of November 6, 1996, (the "Investment Agreement"), which sets forth certain restrictions and limitations with respect to, and governs the rights of FNB to acquire, hold or transfer Sun Common Stock. The Investment Agreement does not grant the Selling Shareholder a preemptive or other right to purchase or receive authorized but unissued shares of Sun Common Stock. In the event that Sun issues any shares of Sun Common Stock, for any reason, Sun has no obligation to issue shares of Sun Common Stock to the Selling Shareholder in order for the Selling Shareholder to maintain its percentage ownership interest in the Registrant. In the event that Sun issues shares of Sun Common Stock, such that the issuance will increase the number of outstanding shares of Sun Common Stock by more than 1%, then Sun must give concurrent written notice to the Selling Shareholder of such issuance.

     The Investment Agreement prohibits the Selling Shareholder, for a period of five years following the Effective Date, from acquiring or gaining beneficial ownership of shares of Sun Common Stock or other capital stock of Sun, if the result of such acquisition would be to cause the Selling Shareholder to be the beneficial owner of more than 20% of the shares of Sun Common Stock or other capital stock of Sun then outstanding. Further, the Selling Shareholder is prohibited from transferring, selling or exchanging any shares of Sun Common Stock for a period of two years, commencing June 30, 1997. Subject to the notice provisions of the Investment Agreement, from a period commencing June 30, 1999, and ending June 30, 2001, the Selling Shareholder may only transfer, sell or exchange during each calendar quarter Sun Common Stock, beneficially owned in an aggregate amount no greater than 1/2 of 1% of the shares of Sun Common Stock then outstanding. Subject to the notice provisions of the Investment Agreement, from a period commencing June 30, 2001, and ending June 30, 2003, the Selling Shareholder may only transfer, sell or exchange during each calendar quarter Sun Common Stock in an aggregate amount no greater than 1% of the shares of Sun Common Stock then outstanding.

     The Selling Shareholder has agreed, pursuant to the Investment Agreement, to promptly give Sun written notice if at any time:

     (i) the Selling Shareholder desires or intends to transfer, sell, or exchange, Sun Common Stock or enters into any contract or arrangement to do so;

     (ii) the Selling Shareholder enters into an agreement to merge, consolidate, or sell or transfer all or substantially all of the assets of the Selling Shareholder, where the Selling
Shareholder is not the surviving entity or institution;

     (iii) the Selling Shareholder becomes or is about to become insolvent, bankrupt under the Federal Bankruptcy laws, in receivership under the laws of any jurisdiction, or the subject or cause of any assignment for the benefit of creditors; or

     (iv) any Sun Common Stock owned or held by Selling Shareholder is or is about to be exchanged or transferred, by operation of law or by reason of or pursuant to any judgment, decree, order of any court, (other than any one enforcing the provisions of the Investment Agreement). Such written notice must contain the identification of the proposed transferee, the amount of Sun Common Stock, transferred, sold or exchange or to be transferred, sold or exchanged, if applicable, and that the shares of Sun Common Stock are intended to be offered or distributed in an open market transaction. The Investment Agreement also grants to Sun the right of first refusal, but not the obligation to purchase, any or all of the Selling Shareholder's Sun Common Stock in the event that the Selling Shareholder elects to dispose of such stock as provided under the terms of the Investment Agreement.

     The Investment Agreement also sets forth a restrictive legend and requires that such legend be endorsed on each certificate representing Acquisition Shares.

     After the effective date of the Acquisition, and subject to receipt of any required regulatory approvals and qualifications of such person under Sun's Bylaws, Sun agreed to appoint Thomas
B. Hebble and Stephen Gurgovits to its Board of Directors (the "Nominees"), for a term expiring at the next Annual Meeting of Shareholders of Sun with a recommendation that the Nominees be elected to the next two successive classes of directors to be elected at Sun's Annual Meeting of Shareholders. Upon the expiration of the initial terms of the Nominees to positions on Sun's Board of Directors, the Board of Directors of Sun is under an obligation, as set forth in the Investment Agreement, to recommend, to the shareholders of Sun, the election of the Nominees to the Board of Directors of Sun so long as the Selling Shareholder beneficially owns not less than 15% of the outstanding shares of Sun Common Stock, as of the record date for Sun's Annual Meeting of Shareholders.

     The discussion of the Investment Agreement set forth herein is qualified, in its entirety, by reference to the Investment
Agreement, attached at Exhibit 10 to Sun's Current Report on
Current Form 8-K, dated June 30, 1997, as filed with the
Securities and Exchange Commission on July  ____, 1997.

                 DESCRIPTION OF CAPITAL STOCK

     The authorized capital of Sun consists of 20,000,000 shares of common stock, par value $1.25 (the "Sun Common Stock") of which, at June 8, 1997, 3,557,930 shares were issued and outstanding. Each share of Sun Common Stock has the same relative rights as, and is identical in all respects with, each other share of Sun Common Stock. The holders of the Sun Common Stock possess exclusive voting rights in Sun. Each holder of shares of Sun Common Stock is entitled to one vote for each share held on matters upon which shareholders have the right to vote. Shareholders are not entitled to cumulate for the election of directors.

     The holders of Sun Common Stock are entitled to share ratably in dividends, when and if declared by the Board of Directors of Sun, from funds legally available therefore.
Payment of dividends by Sun is dependant upon dividends payments to Sun by its subsidiaries, which payments are subject to regulatory restrictions. See "Supervision and Regulation - Restrictions on Capital Distributions." In the event of any liquidation, dissolution or winding up of Sun, after payment of all debts and liabilities of Sun, the holders of the Sun Common Stock will be entitled to receive all assets of Sun available for distribution in cash or in kind. Holders of the Sun Common Stock are not entitled to preemptive rights with respect to any shares of Sun which may be issued. The Sun Common Stock offered hereunder is not subject to redemption.

                      PLAN OF DISTRIBUTION

     The shares covered by this Prospectus may be offered and sold, from time to time, by the Selling Shareholder, subject to the terms of the Investment Agreement set forth above. Selling Shareholder will act independently of Sun in making decisions with respect to the timing, manner and size of each sale. The Selling Shareholder may sell the shares being offered hereby on the open market, or otherwise, at prices under terms then prevailing or at prices related to the then current market price or at negotiated prices. The shares may be sold by one or more of the following means of distribution:

     (a) A block trade in which the broker-dealer so engaged will attempt to sell shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     (b) Purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus;

     (c) An over-the-counter distribution in accordance with the rules of the NASDAQ National Market System;

     (d) Ordinary brokerage transactions and transactions in which the broker solicits purchases; and

     (e)  In privately negotiated transactions.

     To the extent required, this Prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions.
In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of Sun Common
Stock in the course of hedging the position they assume with the Selling Shareholder. The Selling Shareholder may also sell Sun's
Common Stock short and redeliver the shares to close out such short positions. The Selling Shareholder may also enter into auction or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered hereby, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction). The Selling Shareholder may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this Prospectus (as supplemented or amended to reflect such transaction). In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

     Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Shareholder (and, if acting as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees may be paid by the Selling Shareholder. Broker-dealers may agree with the Selling Shareholder to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling
Shareholder, to purchase as principal any unsold shares at the price required to fulfill a broker-dealer commitment to the Selling Shareholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or by a combination of such methods of sale or otherwise market prices for the only at the time of sale written negotiated price, and in connection with such resale may pay to or receive from the purchasers of such shares commissions as described above.

     Sun has advised the Selling Shareholder that the anti-manipulation Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Shareholder and its affiliates. In addition, Sun will make copies of this Prospectus available to the Selling
Shareholder and has informed it of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. The Selling
Shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities
Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and any profits received from the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any such broker-dealers purchase shares as principal.

     In order to comply with the securities laws of certain states, if applicable, the shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless such shares have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirement is available and is complied with.

     At the time a particular offer of the shares of Common Stock registered hereunder is made, if required, a Prospectus Supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, a purchase price paid by any underwriter, any discount, commission or other items constituting compensation any discount, commission or concession allowed or paid to any dealer, in the proposed selling price to the public. The sale of shares by the Selling Shareholder is subject to compliance by the Selling Shareholder with certain contractual restrictions with Sun. There can be no assurance that the Selling Shareholder will sell all or any of the shares. See "Selling Shareholder" and "Plan of Distribution," described above.

     Sun has agreed to indemnify the Selling Shareholder and any person controlling Selling Shareholder against certain liabilities, including liabilities of the Securities Act. The
Selling Shareholder has agreed to indemnify Sun and certain related persons against certain liabilities, including liabilities under the Securities Act.

     Sun has agreed with the Selling Shareholder to keep the Registration Statement of which this Prospectus constitutes a part effective for up to seven years following June 30, 1997, the closing date of the Acquisition. This period may be shortened under certain circumstances. Sun intends to deregister any of the shares not sold by the Selling Shareholder of the end of such 2 year period, however, it is anticipated that at such time any unsold shares may be freely tradable, subject to compliance with Rule 144 of the Securities Act.

                          LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon by Shumaker Williams, P.C., Special Corporate
Counsel to Sun.

                            EXPERTS

     The consolidated financial statements of Sun, incorporated by reference in the Annual Report on Form 10-K of Sun for the year ended December 31, 1996, have been audited by Parente, Randolph, Orlando, Carey & Associates, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference and reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Bucktail, as of and for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, and such financial statements are incorporated herein by reference in reliance on their report given on their authority as experts in accounting and auditing.

     Sun may amend or supplement this Prospectus from time to time to update disclosures set forth herein.

         PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution
          -------------------------------------------

     Sun will bear no expenses in connection with any sale or other distribution by the Selling Shareholder of the shares being registered other than the expenses of preparation of this Registration Statement and the Prospectus included in this Registration Statement. Such expenses are set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

     Registration Fee               $ 6,253.49
     Legal Fees and Expenses         10,000.00
     Accounting Fees and Expenses    12,000.00
     Printing Fees and Postage
     Miscellaneous Expenses

                        Total       $

Item 15.  Indemnification of Directors and Officers.
          ------------------------------------------

     Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees, and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a Bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take an action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach of failure to perform constitutes self-dealings, willful misconduct or recklessness.

     The Bylaws of Sun provide for (1) indemnification of directors, officers, employees, and agents, of Sun and its subsidiaries and (2) the elimination of a director's liability for monetary damages to the fullest extent permitted by Pennsylvania law.

     Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Sun.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the manner has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.  Exhibits and Financial Statement Schedules.
          -------------------------------------------

     5    Opinion of Shumaker Williams, P. C. of Camp Hill,
          Pennsylvania, Special Counsel to Registrant.

    23.1  Consent of Shumaker Williams, P.C., Special Counsel
          (Included in Exhibit 5).

    23.2  Consent of Parente, Randolph, Orlando, Carey &
          Associates, Independent Accountants.

    23.3  Consent of Ernst & Young LLP, Independent Auditors.

     24   Power of Attorney (Included on Signature Page).


Item 17. Undertakings.
         -------------

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

                          SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Selinsgrove, Commonwealth of Pennsylvania on June 30, 1997.

                              SUN BANCORP, INC.


                         By: /s/ Fred W. Kelly, Jr.
                             ------------------------
                             Fred W. Kelly, Jr.
                             President and Chief Executive
                              Officer

                     POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fred W. Kelly, Jr. and Jeffrey E. Hoyt, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                           Capacity                    Date
                           ---------                  ------

/s/ Fred W. Kelly, Jr.    President and Chief       June 30, 1997
----------------------    Executive Officer
Fred W. Kelly, Jr.        and Director (Principal
                          Executive Officer) and
                          Director

/s/ Jeffrey E. Hoyt       Executive Vice President, June 30, 1997
---------------------     Chief Operating Officer
Jeffrey E. Hoyt           and Secretary (Chief Financial
                          and Accounting Officer)
                          and Director

/s/ George F. Keller      Chairman of the Board of  June 30, 1997
---------------------     Directors and Director
George F. Keller

/s/ Max E. Bingaman       Director                  June 30, 1997
---------------------
Max E. Bingaman


/s/ David R. Dieck        Director                  June 30, 1997
---------------------
David R. Dieck


/s/ Louis A. Eaton        Director                  June 30, 1997
--------------------
Louis A. Eaton


/s/ Dr. Robert E. Funk    Director                  June 30, 1997
----------------------
Dr. Robert E. Funk


/s/ Robert A. Hormell     Director                  June 30, 1997
----------------------
Robert A. Hormell


/s/ Paul R. John          Director                  June 30, 1997

----------------------
Paul R. John


/s/ Lehman B. Mengel      Director                  June 30, 1997
---------------------
Lehman B. Mengel


/s/ Howard H. Schnure     Director                  June 30, 1997
---------------------
Howard H. Schnure


/s/ Marlin T. Sierer      Director                  June 30, 1997
--------------------
Marlin T. Sierer


/s/ Jerry A. Soper        Director                  June 30, 1997
--------------------
Jerry A. Soper


                          Director
--------------------
Dennis J. Van

                      INDEX TO EXHIBITS

                                                      Page No.
                                                  In Sequentially
                                                      Numbered
Exhibit No.                                           Original
-----------                                        --------------

    5        Opinion of Shumaker Williams, P. C.
             of Camp Hill, Pennsylvania, Special
             Counsel to Registrant.*

  23.1       Consent of Shumaker Williams, P.C.,
             Special Counsel(Included in Exhibit 5).

  23.2       Consent of Parente, Randolph, Orlando,
             Carey & Associates, Independent
             Accountants.*

  23.3       Consent of Ernst & Young LLP, Independent
             Auditors. *

  24         Power of Attorney (Included on               23
              Signature Page).
________________________

*   To be filed by Amendment.